Exhibit 4.3

                         SWIFT TRANSPORTATION CO., INC.
                             1999 STOCK OPTION PLAN

                        (as amended through June 7, 2000)


     1. PURPOSE OF THE PLAN. The purposes of this Swift Transportation Co., Inc. 1999 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide successful management of the Company's business, to provide additional incentive to certain key employees of the Company, and to promote the success of the Company's business through the grant of options to purchase shares of the Company's Common Stock.

     Options granted hereunder may be either "Incentive Stock Options," as defined in Section 422 of the Code, or "Non-Statutory Stock Options," at the discretion of the Board and as reflected in the terms of the written option agreement.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

         (a) "BOARD" shall mean the Board of Directors of the Company or the Committee, if one has been appointed.

         (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         (c) "COMMON STOCK" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended.

         (d) "COMPANY" shall mean Swift Transportation Co., Inc., a Nevada corporation, and shall include any parent or subsidiary corporation of the Company as defined in Section 424(e) and (f) of the Code.

         (e) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed.

         (f) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (g) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (h) "FAIR MARKET VALUE" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes but, in the case of an Incentive Stock Option, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall mean, in the event the stock is listed or admitted to trading on the National Association of Securities Dealers Automated Quotation--National Market System, New York Stock Exchange or
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the  American  Stock  Exchange,  the closing  price of the Common  Stock on such exchange on the date of grant as reported in THE WALL STREET JOURNAL, or, if the Common Stock is not listed or admitted to trading on any such exchange, the last quoted price or, if not quoted, the average of the closing bid and asked prices as reported by National Association of Securities Dealers Automated Quotation (NASDAQ), or such other system then in use, or if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         (i) "INCENTIVE STOCK OPTION" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (j) "NON-EMPLOYEE DIRECTOR" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

         (k) "OPTION" shall mean a stock option granted under the Plan.

         (l) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         (m) "OPTIONEE" shall mean an Employee of the Company who has been granted one or more Options.

         (n) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (o) "PLAN" shall mean this Swift Transportation Co., Inc. 1999 Stock Option Plan.

         (p) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         (q)  "STOCK  OPTION   AGREEMENT"  shall  mean  the  written   Agreement
evidencing the grant of an Option, in substantially the form of APPENDIX A or APPENDIX B hereto.

         (r) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         (s) "TAX DATE" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option.

     3. COMMON STOCK SUBJECT TO THE PLAN.

         (a) NUMBER OF SHARES. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold

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under  the  Plan  is  2,250,000  Shares  of  Common  Stock.  The  Shares  may be
authorized, but unissued, or previously issued Shares acquired or to be acquired by the Company and held in treasury.

         (b) LAPSED OPTIONS. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall, unless the Plan shall have been terminated, be available for future grants of Options.

         (c) LIMITATION ON NUMBER OF SHARES SUBJECT TO OPTIONS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in
Section 11, the maximum number of shares of Stock with respect to one or more Options that may be granted to any one individual during the Company's fiscal year is 100,000.

     4. ADMINISTRATION OF THE PLAN.

         (a) PROCEDURE.

              (i) The Plan shall be administered by the Board in accordance with Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3"); provided, however, that the Board may appoint a Committee to administer the Plan at any time or from time to time. If the Board appoints a Committee, the Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Board does not appoint a Committee.

              (ii) Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code and to grant "Non-Statutory Stock Options;" (ii) to determine, upon review of relevant information and in accordance with Section 2 of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees to whom, and the time or times at which Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and procedures relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the Optionee thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (x) to accept or reject the election made by an Optionee pursuant to Section 17 of the Plan; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

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         (c) EFFECT OF  BOARD'S  DECISION.  All  decisions,  determinations  and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. ELIGIBILITY.

         (a) GENERAL. Consistent with the Plan's purposes, Options may be granted only to key Employees of the Company as determined by the Board. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. Incentive Stock Options may be granted only to those Employees who meet the requirements applicable under Section 422 of the Code. Notwithstanding anything contained herein to the contrary, Jerry Moyes shall not be eligible to participate in this Plan.

         (b) INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all plans of the Company and its Parent and Subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that Incentive Stock Options are first exercisable by an Employee in excess of such limitation, the excess shall be considered Non-Statutory Stock Options.

         (c) NO RIGHT TO CONTINUED EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

     6. SHAREHOLDER APPROVAL AND EFFECTIVE DATES. The Plan shall take effect on May 20, 1999, the date on which the Board and all stockholders approve the Plan. No Option may be granted after May 20, 2009 (ten years from the effective date of the Plan); provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or until such Options are canceled.

     7. TERM OF OPTION. Unless otherwise provided in the Stock Option Agreement, the term of each Incentive Stock Option shall be five (5) years from the date of grant thereof. In no case shall the term of any Incentive Stock Option exceed ten (10) years from the date of grant. Unless otherwise provided in the Stock Option Agreement, the term of each Option which is not an Incentive Stock Option shall be ten years from the date of grant. Notwithstanding the above, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns ten percent (10%) or more of the Common Stock as such amount is calculated under Section 422(b)(6) of the Code ("Ten Percent Shareholder"), the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

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     8. EXERCISE PRICE AND PAYMENT.

         (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but in the case of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, further, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Shareholder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. In no event may the exercise price in the case of a Non-Statutory Stock Option be less than eighty-five (85%) of the Fair Market Value per share on the date of grant.

         (b)  PAYMENT.   The  price  of  an  exercised   Option  and  any  taxes
attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid:

              (i) In United States dollars in cash or by check, bank draft or money order payable to the order of the Company; or

              (ii) At the discretion of the Board, through the delivery of shares of Common Stock (either actual tender or attestation), with an aggregate Fair Market Value equal to the option price, provided that such shares of Common Stock have been held by the Employee at least six months prior to the date of delivery; or

              (iii) By a combination of (i) and (ii) above.

                    The Board shall determine  acceptable  methods for tendering
               Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. With respect to Non-Statutory Stock Options, at the election of the Optionee pursuant to Section 17, the Company may satisfy its withholding obligations by retaining such number of Shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the exercise date equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee.

     9. EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a Share.

                    An  Option  shall be  deemed to be  exercised  when  written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of

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               any  consideration  and method of payment allowable under Section
               8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly
               authorized   transfer   agent  of  the   Company)  of  the  stock
               certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                    Exercise  of an  Option  in any  manner  shall  result  in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option by the number of Shares as to which the Option is exercised.

                    Notwithstanding  anything  contained  in  this  Plan  to the contrary, the Board may establish certain restrictions on the times at which an Option may be exercised after a number of elapsed years together with cumulative exercise rights and may retain certain rights with respect to a fixed repurchase price for the Option Stock if the Employee voluntarily terminates his employment with the Company within a certain period of time after exercising the Option or whose employment is involuntarily terminated for gross misconduct, fraud, embezzlement, theft, breach of any fiduciary duty owed to the Company or for nonperformance of duties.

         (b) TERMINATION OF STATUS AS AN EMPLOYEE. Unless otherwise provided in an Option Agreement relating to an Option that is not an Incentive Stock Option, if an Employee's employment by the Company is terminated, except if such termination is voluntary or occurs due to retirement with the consent of the Board, death or disability, the Option, to the extent not exercised, shall cease on the date on which Employee's employment by the Company is terminated. If an Employee's termination is voluntary or occurs due to retirement with the consent of the Board, then the Employee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination, but not later than the expiration of the term of the Option. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         (c) DISABILITY. Unless otherwise provided in an Option Agreement relating to an Option that is not an Incentive Stock Option, notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as it is determined by the Board) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination, but not later than the expiration of the term of the Option. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

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         (d) DEATH OF OPTIONEE. Unless otherwise provided in an Option Agreement relating to an Option that is not an Incentive Stock Option, if Optionee dies during the term of the Option and is at the time of his death an Employee of the Company who shall have been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised at any time within one (1) year following the date of death (or such other period of time as is determined by the Board), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that Optionee was entitled to exercise the Option on the date of death and not later than the expiration of the term of the Option. To the extent that decedent was not entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     10. NON-TRANSFERABILITY OF OPTION. Except as otherwise provided by the Committee, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, consolidation, subdivision, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof, shall be made with respect to the number or price of shares of Common Stock subject to an Option.

     In the event of a proposed dissolution or liquidation of the Company or the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all outstanding Options, will become fully vested and exercisable except in the event that the surviving or resulting entity agrees to assume the Options on terms and conditions that substantially preserve the Optionee's rights and benefits of the Option then outstanding. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 5(b), the excess Options will be deemed to be non-qualified stock options. Upon, or in anticipation of, such an event, the Committee may cause every Option outstanding hereunder to terminate at a specific time in the future and will give each Optionee the right to exercise Options during a period of time as the Committee, in its sole and absolute discretion, will determine, except in the event that the surviving or

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resulting  entity  agrees to assume  the  Options on terms and  conditions  that substantially preserve the Optionee's rights and benefits of the Options then outstanding.

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board, or the Committee with the Board's approval, may amend or terminate the Plan from time to time in such respect as the Board may deem advisable; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b)  EFFECT  OF  AMENDMENT  OR  TERMINATION.   Any  such  amendment  or
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Optionee unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Share may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     In the case of an Incentive Stock Option, any Optionee who disposes of Shares of Common Stock acquired on the exercise of an Option by sale or exchange
(a) either within two (2) years after the date of the grant of the Option under which the Common Stock was acquired or (b) within one (1) year after the acquisition of such Shares of Common Stock shall notify the Company of such disposition and of the amount realized upon such disposition.

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     15. RESERVATION OF SHARES. The Company,  during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. OPTION AGREEMENT. Options shall be evidenced by written Stock Option Agreement in such form as the Board shall approve.

     17. WITHHOLDING TAXES. Subject to Section 4(b)(x) of the Plan and prior to the Tax Date, the Optionee may make an irrevocable election to have the Company withhold from those Shares that would otherwise be received upon the exercise of any Non-Statutory Stock Option, a number of Shares having a Fair Market Value equal to the minimum amount necessary to satisfy the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such Option by the Optionee.

     An Optionee who is also an officer of the Company must make the above-described election:

         (a) at least six months after the date of grant of the Option (except in the event of death or disability); and

         (b) either:

              (i) six months prior to the Tax Date, or

              (ii) prior to the Tax Date and during the period beginning on the third business day following the date the Company releases its quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date.

     18. MISCELLANEOUS PROVISIONS

         (a) PLAN EXPENSES. Any expenses of administering this Plan shall be borne by the Company.

         (b) USE OF EXERCISE PROCEEDS. The payment received from Optionees from the exercise of Options shall be used for the general corporate purposes of the Company.

         (c) CONSTRUCTION OF PLAN. The place of administration of the Plan shall be in the State of Arizona, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Nevada and in accordance with the Code.

         (d) INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them

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
in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on his own behalf.

         (e) GENDER. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

                                   APPENDIX A

                      NON-STATUTORY STOCK OPTION AGREEMENT

         BY THIS STOCK OPTION AGREEMENT ("Agreement") made and entered into this _____ day of __________, _____ ("Grant Date"), SWIFT TRANSPORTATION CO., INC., a Nevada corporation (the "Company"), and ___________________, a key employee of the Company (the "Optionee") hereby state, confirm, represent, warrant and agree as follows:

                                       I

                                    RECITALS

     1.1 The Company, through its Board of Directors (the "Board"), has determined that in order to attract and retain the best available personnel for positions of substantial responsibility to provide successful management of the Company's business, it must offer a compensation package that provides key employees of the Company a chance to participate financially in the success of the Company by developing an equity interest in it.

     1.2 As part of the compensation package, the Company has adopted the Swift Transportation Co., Inc. 1999 Stock Option Plan (the "Plan") effective as of May 20, 1999.

     1.3 Shareholders of the Company have adopted and approved the Plan on May 20, 1999.

     1.4 By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, an option to purchase shares of common stock of the Company ("Common Stock").

                                       II

                                   AGREEMENTS

     2.1 GRANT OF NON-STATUTORY STOCK OPTION. Subject to the terms and conditions hereinafter set forth and those provisions set forth and those contained in the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate number of _____________ (_____) shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Optioned Shares").

     2.2 EXERCISE OF OPTION. Subject to the terms and conditions of this Agreement and those of the Plan, the Option may be exercised only by completing and signing a written notice in substantially the following form:

     I hereby exercise the Option granted to me by Swift Transportation Co., Inc. and elect to purchase __________ shares of $.001 par value Common Stock of Swift Transportation Co., Inc. for the purchase price to be determined under Paragraph 2.3 of this Stock Option Agreement.

     2.3 PURCHASE PRICE. The price to be paid for the Optioned Shares (the "Purchase Price") shall be $______________ per share.

     2.4 PAYMENT OF PURCHASE PRICE. Payment of the Purchase Price shall be made as follows:

         (a) In United States dollars in cash or by check, bank draft or money order payable to the Company, or

         (b) At the discretion of the Board, through the delivery of shares of Common Stock with an aggregate fair market value at the date of such delivery, equal to the Purchase Price, or

         (c) By a combination of both (a) and (b) above.

The Board shall determine acceptable methods for rendering Common Stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of Common Stock to exercise an Option as it deems appropriate. At the election of the Optionee pursuant to Section 17 of the Plan, and subject to the acceptance of such election by the Board, to satisfy the Company's withholding obligations, it may retain such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee.

     2.5 EXERCISABILITY OF OPTION. Subject to the provisions of Paragraph 2.6, and except as otherwise provided in Paragraphs 2.8 and 2.9, the Option may be exercised by the Optionee while in the employ of Company which shall include any parent ("Parent") or subsidiary ("Subsidiary") corporation of the Company as defined in Sections 425(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended ("Code"), in whole or in part from time to time, but only in accordance with the following schedule:

                                               CUMULATIVE PERCENTAGE OF
       ELAPSED NUMBER OF YEARS              SHARES SUBJECT TO OPTIONS AS TO
           AFTER GRANT DATE                  WHICH OPTION MAY BE EXERCISED
           ----------------                  -----------------------------
                 0-4                                     None
                  5                                       20%
                  6                                       40%
                  7                                       60%
                  8                                       80%
                  9                                      100%

For purposes of the foregoing schedule, a year is measured from the grant date to the anniversary of the grant date and between anniversary dates thereof.

     2.6 TERMINATION OF OPTION. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:

         (a) The date on which the Optionee's employment by the Company is terminated except if such termination is voluntary, or occurs due to retirement with the consent of the Board, death or disability within the meaning of Section 22(e)(3) of the Code;

         (b) Thirty (30) days after voluntary termination or termination due to retirement with the consent of the Board;

         (c) Six (6) months afar termination due to disability within the meaning of Section 22(e)(3) of the Code;

         (d) One (1) year after the Optionee's death; or

         (e) __________________, (being the expiration of a term equal to or less than ten (10) years from the Grant Date).

     2.7 ADJUSTMENTS. In the event of any stock split, reverse stock split, stock divided, combination or reclassification of shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock, the number and kind of Optioned Shares (including any Option outstanding after termination of employment or deal) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     2.8 LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of a proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Board determines that the Optionee shall have the right to exercise the Option as to all of the Common Stock subject to the Option. If the Board makes an Option fully exercisable, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the Option term under Paragraph 2.6), and the Option will terminate upon the expiration of such period. In the event the thirtieth (30th) day referred to in this Paragraph shall fall on a day that is not a business day, then the thirtieth (30th) day shall be the next following business day.

     2.9 ACQUISITION. If any person, corporation or other entity or group thereof (the "Acquiror"), acquires (an "Acquisition"), other than by merger or consolidation or purchase from the Company, the beneficial ownership (as that term is used in Section 13(d)(1) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) or shares of the Company's common stock which, when added to any other shares the beneficial ownership of which is held by the Acquiror, shall have more than 50% of the votes that are entitled to be cast at meetings of shareholders, any portion of the Option that was not currently exercisable pursuant to Section 2.5 prior to the date of the Acquisition shall become immediately exercisable and the Optionee may elect, during the period commencing on the date of the Acquisition and ending at the close of business on the thirtieth (30th) day following the date of the Acquisition (but not later than the expiration of the Option term under Paragraph 2.6), to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this Section shall fall on a day that is not a business day, then the thirtieth (30th) day shall be deemed to be the next following business day.

     2.10 NOTICES. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its secretary at 2200 South 75th Avenue, Phoenix, Arizona 85043, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him or her at his or her then current residential address as appearing on the payroll records.

     Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

     2.11 TRANSFERABILITY OF OPTION. The Option shall not be transferable by the Optionee otherwise than by the will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

     2.12 OPTIONEE NOT A SHAREHOLDER. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and a stock certificate issued therefor.

     2.13 DISPUTES OR DISAGREEMENTS. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive.

     2.14 RIGHT TO REPURCHASE. In the event that:

         (a) Optionee voluntarily terminates employment with the Company or if Optionee's employment is involuntarily terminated for nonperformance of duties and if Optionee subsequently becomes a sole proprietor, partner, stockholder, officer, director, employee, independent contractor or consultant of or to any business which is engaged in the contract of common carriage of goods; or

         (b) if Optionee's employment is involuntarily terminated for gross misconduct, fraud, embezzlement, theft or breach of any fiduciary duty owed to the Company (the "Triggering Event"), then the Board, at its discretion may elect to repurchase from Optionee Optioned Shares for which an Option was granted to and exercised by Optionee, for the Purchase Price paid by Optionee under Paragraph 2.3, if such Triggering Event occurs any time within five years after the Option for such Optioned Shares has been exercised by Optionee. The Company shall exercise its rights hereunder by written notification to the Optionee to be given within 180 days after the Board becomes aware of the Triggering Event.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his or her signature.

                                     SWIFT TRANSPORTATION CO., INC., a
                                     Nevada corporation


                                     By:
                                         ---------------------------------------
                                     Its:  President


                                     -------------------------------------------
                                     "OPTIONEE"

                                   APPENDIX B

                        INCENTIVE STOCK OPTION AGREEMENT

     BY THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") made and entered into this _____ day of __________, _____ ("Grant Date"), SWIFT TRANSPORTATION CO., INC., a Nevada corporation (the "Company"), and _______________, a key employee of the Company (the "Optionee") hereby state, confirm, represent, warrant and agree as follows:

                                       I

                                    RECITALS

     1.1 The Company, through its Board of Directors (the "Board"), has determined that in order to attract and retain the best available personnel for positions of substantial responsibility to provide successful management of the Company's business, it must offer a compensation package that provides key employees of the Company a chance to participate financially in the success of the Company by developing an equity interest in it.

     1.2 As part of the compensation package, the Company had adopted the Swift Transportation Co., Inc. 1999 Stock Option Plan (the "Plan") effective as of May 20, 1999.

     1.3 Shareholders of the Company have adopted and approved the Plan on May 20, 1999.

     1.4 By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, an option to purchase shares of common stock of the Company ("Common Stock").

                                       II

                                   AGREEMENTS

     2.1 GRANT OF INCENTIVE STOCK OPTION. Subject to the terms and conditions hereinafter set forth and those provisions set forth and those contained in the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate number of _____________ (_____) shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Optioned Shares").

     2.2 EXERCISE OF OPTION. Subject to the terms and conditions of this Agreement and those of the Plan, the Option may be exercised only by completing and signing a written notice in substantially the following form:

     I hereby exercise the Option granted to me by Swift Transportation Co., Inc. and elect to purchase __________ shares of $.001 par value Common Stock of Swift Transportation Co., Inc. for the purchase price to be determined under Paragraph 2.3 of this Stock Option Agreement.

     2.3 PURCHASE PRICE. The price to be paid for the Optioned Shares (the "Purchase Price") shall be $______________ per share, which was not less than the fair market value of the Optioned Shares as determined by the Board on the Grant Date, or, in the case of an Option granted to an employee who, on the Grant Date owns ten percent (10%) or more of the Common Stock, as such amount is calculated under Section 422(b)(6) of the Internal Revenue Code of 1986, as amended (the "Code") not less than one hundred and ten percent (110%) of the fair market value of the Optioned Stock.

     2.4 PAYMENT OF PURCHASE PRICE. Payment of the Purchase Price shall be made as follows:

         (a) In United States dollars in cash or by check, bank draft or money order payable to the Company, or

         (b) At the discretion of the Board, through the delivery of shares of Common Stock with an aggregate fair market value at the date of such delivery, equal to the Purchase Price, or

         (c) By a combination of both (a) and (b) above.

The Board shall determine acceptable methods for rendering Common Stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of Common Stock to exercise an Option as it deems appropriate. At the election of the Optionee pursuant to Section 17 of the Plan, and subject to the acceptance of such election by the Board, to satisfy the Company's withholding obligations, it may retain such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee.

     2.5 EXERCISABILITY OF OPTION. Subject to the provisions of Paragraph 2.6, and except as otherwise provided in Paragraphs 2.8 and 2.9, the Option may be exercised by the Optionee while in the employ of Company which shall include any parent ("Parent") or subsidiary ("Subsidiary") corporation of the Company as defined in Sections 425(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended ("Code"), in whole or in part from time to time, but only in accordance with the following schedule:

                                                 CUMULATIVE PERCENTAGE OF
       ELAPSED NUMBER OF YEARS                SHARES SUBJECT TO OPTIONS AS TO
           AFTER GRANT DATE                    WHICH OPTION MAY BE EXERCISED
           ----------------                    -----------------------------
                 0-4                                       None
                  5                                         20%
                  6                                         40%
                  7                                         60%
                  8                                         80%
                  9                                        100%

For purposes of the foregoing schedule, a year is measured from the grant date to the anniversary of the grant date and between anniversary dates thereof.

     2.6 TERMINATION OF OPTION. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:

         (a) The date on which the Optionee's employment by the Company is terminated except if such termination is voluntary, or occurs due to retirement with the consent of the Board, death or disability within the meaning of Section 22(e)(3) of the Code;

         (b) Thirty (30) days after voluntary termination or termination due to retirement with the consent of the Board;

         (c) Six (6) months afar termination due to disability within the meaning of Section 22(e)(3) of the Code;

         (d) One (1) year after the Optionee's death; or

         (e) __________________, (being the expiration of a term equal to or less than ten (10) years from the Grant Date).

     2.7 ADJUSTMENTS. In the event of any stock split, reverse stock split, stock divided, combination or reclassification of shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock, the number and kind of Optioned Shares (including any Option outstanding after termination of employment or deal) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     2.8 LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of a proposed dissolution or liquidation of the Company or the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will become fully vested and exercisable except in the event that the surviving entity or resulting entity agrees to assume the Option. Upon or in anticipation of such event, the Committee may cause the Option to terminate, but will provide the Optionee with a period of time to exercise the Option prior to the termination.

     2.9 ACQUISITION. If any person, corporation or other entity or group thereof (the "Acquiror"), acquires (an "Acquisition"), other than by merger or consolidation or purchase from the Company, the beneficial ownership (as that term is used in Section 13(d)(1) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) or shares of the Company's common stock which, when added to any other shares the beneficial ownership of which is held by the Acquiror, shall have more than 50% of the votes that are entitled to be cast at meetings of shareholders, any portion of the Option that was not currently exercisable pursuant to Section 2.5 prior to the date of the Acquisition shall become immediately exercisable and the Optionee may elect, during the period commencing on the date of the Acquisition and ending at the close of business on the thirtieth (30th) day following the date of the Acquisition (but not later than the expiration of the Option term under Paragraph 2.6), to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this Section shall fall on a day that is not a business day, then the thirtieth (30th) day shall be deemed to be the next following business day.

     2.10 NOTICES. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its secretary at 2200 South 75th Avenue, Phoenix, Arizona 85043, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him or her at his or her then current residential address as appearing on the payroll records.

     Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

     2.11 NOTIFICATION OF DISPOSITION OF SHARES. The Optionee hereby acknowledges that a disposition of shares of Common Stock acquired upon the exercise of the Option within two (2) years from the Grant Date or within one
(1) year after the transfer of such shares of Common Stock to him or her would result in detrimental income tax consequences to the Optionee.

     The  Optionee   hereby  agrees  to  promptly  notify  the  Company  of  any disposition of shares of Common Stock within either of the above time limitations.

     2.12 MODIFICATION OF AGREEMENT. With the consent of Optionee, the Board may at any time and from time to time direct that the Agreement be modified in such respects deemed advisable in order that the Option shall constitute an incentive stock option pursuant to Section 422 of the Code.

     2.13 TRANSFERABILITY OF OPTION. The Option shall not be transferable by the Optionee otherwise than by the will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

     2.14 OPTIONEE NOT A SHAREHOLDER. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and a stock certificate issued therefor.

     2.15 DISPUTES OR DISAGREEMENTS. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive.

     2.16 RIGHT TO REPURCHASE. In the event that:

         (a) Optionee voluntarily terminates employment with the Company or if Optionee's employment is involuntarily terminated for nonperformance of duties and if Optionee subsequently becomes a sole proprietor, partner, stockholder, officer, director, employee, independent contractor or consultant of or to any business which is engaged in the contract of common carriage of goods; or

         (b) if Optionee's employment is involuntarily terminated for gross misconduct, fraud, embezzlement, theft or breach of any fiduciary duty owed to the Company (the "Triggering Event"), then the Board, at its discretion may elect to repurchase from Optionee Optioned Shares for which an Option was granted to and exercised by Optionee, for the Purchase Price paid by Optionee under Paragraph 2.3, if such Triggering Event occurs any time within five years after the Option for such Optioned Shares has been exercised by Optionee. The Company shall exercise its rights hereunder by written notification to the Optionee to be given within 180 days after the Board becomes aware of the Triggering Event.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his or her signature.

                                    SWIFT TRANSPORTATION CO., INC., a
                                    Nevada corporation



                                    By
                                       -----------------------------------------
                                    Its:  President


                                    --------------------------------------------
                                    "OPTIONEE"